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                                                                   EXHIBIT 10.14
STATE OF GEORGIA

COUNTY OF GWINNETT

                                      LEASE


         THIS LEASE, made this 8th day of December, 1998, between TECHNOLOGY PARK/ATLANTA, INC. (hereinafter called "Lessor"), and FUNDTECH LTD. (hereinafter called "Lessee");


                           W I T N E S S E T H: THAT,


         WHEREAS, Lessor is the owner of that certain building situated at 155/157 Technology Parkway, Norcross, 30092, Gwinnett County, Georgia (hereinafter called the "Building") and located on the property (hereinafter called the "Land"; the Land and the Building are herein collectively called the "Property") described on EXHIBIT "A", attached hereto and by this reference incorporated herein; and

         WHEREAS, Lessee wishes to lease from Lessor approximately 21,647 rentable square feet (20,628 usable square feet) of the Building, which area is outlined in red on the diagram marked EXHIBIT "B", attached hereto and by this reference incorporated herein and made a part hereof (hereinafter called the "Premises");

         NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. No easement for light or air is included in the Premises.

         FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

         1. TERM. Subject to Section 22 hereof, the term (hereinafter called the "Lease Term") of this Lease shall commence on February 1, 1999 (hereinafter called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at 11:59 p.m. on the day before the date which is five (5) years after the Commencement Date.

         2. RENT.

         2.1 The annual base rental (hereinafter called "Annual Base Rental") for the Premises shall be TWO HUNDRED FORTY EIGHT THOUSAND NINE HUNDRED FORTY AND 50/100 DOLLARS ($248,940.50). The Annual Base Rental shall be payable in equal monthly installments of TWENTY THOUSAND SEVEN HUNDRED FORTY FIVE AND 04/100 DOLLARS ($20,745.04) (hereinafter called "Base Rent") in advance on the first day of each and every calendar month during the Lease Term. Base Rent shall be prorated at the rate of 1/30th of the Base Rent per day for any partial month. Beginning February 1, 2000, and each February 1 thereafter throughout the Lease Term, the Annual Base Rental and Base Rent shall automatically increase by an amount equal to three percent (3%) over the preceding twelve months Annual Base Rental and Base Rent.


         2.2 Lessee shall pay the rent and all other sums, amounts, liabilities, and obligations which Lessee herein assumes or agrees to pay (whether designated Base Rent, additional rent, costs, expenses, damages, losses, or otherwise) (all of which are hereinafter called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, setoff, abatement, counterclaim, or defense except as otherwise provided in this lease. If any Amount Due is not received by Lessor on or before the date on which it is due, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor. If such Amount Due is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by


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Wachovia Bank of Georgia, N.A., or its successors, from time to time for 90-day unsecured loans to its best commercial customers plus five percent (5%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, c/o Technology Park/Atlanta, Inc., Suite 150, 11555 Medlock Bridge Road, Duluth, Georgia 30097, or at such other place or places as Lessor may from time to time designate in writing.

         2.3 Contemporaneously with the execution of this Lease, Lessee shall pay Lessor a security deposit in the amount of TWENTY THOUSAND SEVEN HUNDRED FORTY FIVE AND 04/100 DOLLARS ($20,745.04) (hereinafter called the "Security Deposit") to be held by Lessor with interest for the performance by Lessee of Lessee's covenants and obligations under this Lease. If Lessee shall at any time fail to pay any Amount Due, Lessor may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Security Deposit to the extent necessary toward the payment of any such Amount Due. In the event Lessor applies the Security Deposit or a portion thereof as provided in this paragraph 2.3, Lessee shall immediately upon notice from Lessor of such application pay the amount so applied to Lessor, it being the intent of the parties that the Security Deposit held by Lessor always be in the amount stated above. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Lessor's damages in the event of any default by Lessee. If, at the expiration or other termination of this Lease, Lessee is not in default of any of its covenants, the Security Deposit shall be returned by Lessor to Lessee with interest.

         3. INTENTIONALLY DELETED

         4. SHARED EXPENSES.

         4.1 During the Lease Term, Lessee shall pay as additional rent in monthly installments Lessee's Proportionate Share (as hereinafter defined) of Shared Expenses (as hereinafter defined). Lessee shall also pay as additional rent all other charges, costs and expenses not included within Shared Expenses which are incurred by Lessor as a result of any use of the Premises by Lessee. Lessee's Proportionate Share of Shared Expenses shall be prorated as necessary for any year during which this Lease is effective for less than the full twelve month calendar year. Shared Expenses shall be calculated on an accrual basis.

         4.2 "Total Rentable Area" shall mean all space within Buildings 155/157 Technology Parkway designed and designated for individual tenant occupancy whether such space is currently subject to a lease by an individual tenant or not, including publicly used hallways, entryways, atriums or similar areas used in common with other tenants of the Buildings, if any. The parties hereby acknowledge that the Total Rentable Area within the Buildings is 116,537 square feet.

         4.3 "Lessee's Proportionate Share" shall mean that proportion of the Shared Expenses that the area of the Premises bears to the Total Rentable Area of the Buildings. Specifically, the parties acknowledge that the Premises occupied by Lessee is 21,647 square feet out of a Total Rentable Area of 116,537 square feet; therefore, for any applicable period, the Lessee's Proportionate Share of Shared Expenses, to be paid by Lessee to Lessor, is 18.58%.

         4.4 For purposes of this Lease, the term "Shared Expenses" shall mean the operating and maintenance expenses incurred by Lessor pertaining to all areas of the Building and the Land used in common with other tenants of the Building, including, but not limited to, the exterior structure, walls and roof of the Building, publicly used hallways, entryways, atriums, lawns, gardens, sidewalks, driveways and parking lots (herein collectively called the "Common Area"). Shared Expenses shall include, but not be limited to:


                  4.4.1 The wages and salaries of all employees directly engaged in the operation and maintenance of the Common Area, including employers' Social Security taxes, unemployment, and other taxes which may be levied on or with respect to such wages and salaries, and attributable overhead expenses. The above costs are to be competitive with comparable buildings/projects in the market.

                  4.4.2 All janitorial and other cleaning expenses and office supplies and material used in the operation and maintenance of the Common Area by Lessor.


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                  4.4.3 The cost of water, sewer, heating, lighting,
ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Lessor for the Common Area and the cost of maintaining the systems supplying the same.

                  4.4.4 The cost of all agreements for maintenance and service of the Common Area, including, but not limited to, agreements relating to pest control and the cleaning and maintenance of equipment.

                  4.4.5 The cost of all sprinkler systems, fire extinguishers, fire hoses, security services and protective services or devices rendered to or in connection with the Land and the Building or any part thereof. Costs to be competitive with comparable buildings/projects.

                  4.4.6 Insurance premiums for insurance for the Building and Land required to be maintained by Lessor hereunder or which Lessor deems appropriate (exclusive of additional premiums caused and paid for by Lessee or other tenants of the Building).

                  4.4.7 The cost of repairs and general maintenance of the Common Area and Land, including, but not limited to: maintenance of common facilities; lawn mowing, gardening, landscaping and irrigation of landscaped areas; line painting, pavement maintenance, sweeping and sanitary control; removal of snow, trash, rubbish, garbage and other refuse; the cost of personnel to implement such services, to direct parking and to police the common facilities; the cost of exterior and interior painting; and the cost of maintenance of sewers and utility lines.

                  4.4.8 Other than initial capital items the amortization (together with reasonable financing charges) of the cost of installation of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the first class nature of the Property.

                  4.4.9 All real estate taxes, assessments and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed or otherwise imposed against the Land, street lights, personal property, or rents, or on the right or privilege of leasing the Land or collecting rents thereon by any federal, state, county or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments attributable to the Building or its operation, including but not limited to any Impositions payable by Lessor pursuant to Section 16 hereof; but exclusive of federal or state income taxes gross receipts and business taxes of Lessor.

                  4.4.10 All management expenses attributable to the Common Area and Land, including, but not limited to: administrative expenses associated with collecting rent, arranging for and assuring continuity of Common Area services, supervising maintenance or repair, enforcing rules and regulations and generally assuring compliance with the terms of this and other leases; salaries or wages of persons employed or contracted to manage the Building; the cost of supplies and materials, equipment and furnishings necessary for such management functions; the cost of telephone service, attributable overhead expenses and any other expenses and management fees directly relating to the management of the Building. The total management fees shall not exceed four percent (4%) of total rents collected.


                  4.4.11 All assessments (if any) assessed against the Land during the Lease Term pursuant to any protective covenants now or hereafter of record against the Land, including, without limitation, any assessments imposed for the maintenance and repair of the common areas of Technology Park/Atlanta pursuant to the covenants described in Section 26 hereof.


                  4.4.12 Those items specified in paragraph 7.1 hereof which are Lessor's responsibility to maintain.

         4.5 Nothing contained in this Section 4, including, but not limited to the definition of "Shared Expenses" contained in Paragraph 4.4 hereof, shall imply any duty on the part of Lessor to pay any expense or provide any service.

         4.6 Prior to the Commencement Date and prior to each December 31 thereafter during the Lease Term, Lessor shall estimate the amount of Shared Expenses and Lessee's Proportionate Share of Shared Expenses for the ensuing


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calendar year or (if applicable) fractional portion thereof and notify Lessee in writing of such estimate. Such estimate shall be made by Lessor in the exercise of its sole discretion. The amount of additional rent specified in each such notification shall be paid by Lessee to Lessor in equal monthly installments in advance on the Commencement Date and on the first day of each calendar month thereafter during the Lease Term, at the same time and in the same manner as Base Rent.

         4.7 On or before each March 31 during the Lease Term, Lessor shall advise Lessee of the amount of actual Shared Expenses for such prior calendar year or fractional part thereof (if applicable). If Lessee's Proportionate Share of Shared Expenses for such calendar year proves to be greater than the estimated amount, Lessor shall invoice Lessee for the deficiency as soon as practicable after the amount of underpayment as been determined, and Lessee shall pay such deficiency to Lessor within thirty (30) days following its receipt of such invoice. If, however, Lessee's Proportionate Share of Shared Expenses for such calendar year is lower than the estimated amount, Lessee shall receive a credit toward the next ensuing monthly payment of the estimated amount of Lessee's Proportionate Share of Shared Expenses in an amount of such overpayment, however, that in the event of the expiration or other termination of this Lease, Lessee shall be refunded such overpayment as soon as practicable thereafter after the amount of overpayment has been determined.

         4.8 Lessee may, upon ten (10) days' prior written notice to Lessor, at Lessee's expense and at any reasonable time, audit the books and supporting documentation of Lessor pertaining exclusively to the calculation of Shared Expenses. If Lessee disputes the amount of additional rent due pursuant to paragraph 4.7 hereof, Lessee may institute arbitration proceedings and such dispute shall be settled by arbitration in the City of Atlanta, Georgia, by a panel of three members in accordance with the rules then in effect of the American Arbitration Association; provided, however, that Lessee shall immediately pay any disputed amount to Lessor, and if the arbitrators find that Lessee has paid more than Lessee's Proportionate Share of Shared Expenses for the previous calendar year, Lessor shall immediately pay such amount to Lessee. The decision of the arbitrators acting hereunder shall be binding and conclusive upon the parties. Lessor and Lessee shall each pay one-half of the cost of such arbitration; provided, however, that if the arbitrators determine that the arbitration proceedings were not instituted in good faith by Lessee, Lessee shall pay the full cost thereof.

     5.  USE.

         5.1 Lessee (and its permitted assignees and subtenants) shall use the Premises only for general office and administrative, not in violation of the protective or restrictive covenants hereinafter referred to, and for no other purpose without the prior written consent of Lessor which consent shall not be unreasonably withheld, delayed or conditioned. Lessee shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not knowingly permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which unreasonably annoys or disturbs any persons occupying adjacent premises either within or without the Building.


         5.2 Lessee shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be unreasonably objectionable to Lessor or to any tenant, occupant, or other person in the Building. Neither Lessee nor any of Lessee's employees, agents or invitees shall place or maintain within the Premises any stoves, ovens or space heaters, except that Lessee may maintain one (1) microwave oven within the Premises so long as such microwave oven uses standard 110V electrical service. Lessee shall not make or permit any smoke or odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

         5.3 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Lessor may reasonably designate. Under no circumstances shall Lessee allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Lessee acknowledges that violations of this Paragraph
5.3 shall constitute a material breach of this Lease.


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         5.4 Lessee shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property.

         5.5 Lessee shall not use, handle, store, deal in, discharge, or fabricate any environmentally hazardous wastes, substances or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto.

         5.6 Lessee shall not abandon or vacate the Premises for more than thirty (30) days during the Lease Term.

    6.   UTILITIES AND SERVICE.

         6.1 Lessee shall pay during the Lease Term the costs of all utilities furnished to the Premises, including, without limitation, water, gas (if any), electricity, sewer and refuse disposal. To the extent water, sewer and refuse disposal for the Premises and other tenant space within the Building are not separately billed to Lessee and the other tenants of the Building, the costs for such services shall be paid by Lessee to Lessor as a Shared Expense. Lessee shall be solely responsible for the payment of all telephone and cable charges, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which shall be installed at the request of Lessee. The furnishing of and cost of janitorial services for the Premises shall be the sole responsibility of Lessee.

         6.2 Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee's licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Lessee (hereinafter collectively referred to as "Lessee Parties"), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or any of them. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Amount Due in the manner and amounts, and promptly at the times set forth herein.

    7.   MAINTENANCE.

         7.1 Lessor shall not be obligated to maintain or make any repairs or replacements to the Premises during the Lease Term except for the roof and roof membrane, foundation, structural columns and supports, exterior walls (excluding, however, glass doors), all exterior sewer and exterior utility lines to the Building, and the Common Area, and Lessee covenants and agrees to assume all responsibility of repair and maintenance of the inside of the Premises.


         7.2 Upon commencement of the Lease Term, Lessee shall accept and occupy the Premises for its intended use, and Lessee shall, at its sole cost, risk, expense and liability, keep and maintain the Premises in good order and repair, and in compliance with all applicable governmental codes, ordinances and regulations. Lessee shall also (i) keep all sewer and utility lines servicing the Premises, and located within the Premises including, without limitation, all sewer connections, plumbing, heating, ventilating and air conditioning equipment and appliances, wiring and glass, in good order and repair; (ii) provide janitorial services for the Premises; and (iii) keep the Premises free from all litter, dirt, debris and obstructions and in a clean and sanitary condition. Lessee shall enter into a contract approved by Lessor for the maintenance of all heating, ventilating, and air conditioning equipment located in or serving the Premises. At all times the Premises shall be kept in accordance with the standards then prevailing in Technology Park/Atlanta and all such maintenance, repair, replacement and work performed pursuant to this section shall be performed in accordance with such standards.

         7.3 At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and the keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission of Lessee, or ordinary wear and tear only, excepted.

         7.4 Nothing in this Section 7 shall be deemed to relieve Lessee from any liability which Lessee may have to Lessor under the terms of this Lease or otherwise, on account of any damage as may be caused to the Premises or the Building by the negligence or misconduct of Lessee or any of the Lessee Parties.


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         7.5 As used in this Section 7, "repair and maintenance" shall include repairs and replacements, and the standard shall be the good, clean and safe condition of a first class office building in north suburban Atlanta, Georgia.

         8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, nor operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease.

    9.   PROPERTY AND LIABILITY INSURANCE.

         9.1 Throughout the Lease Term, Lessor will insure the Building (excluding foundations and excavations), the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Lessor (excluding any property Lessee is obliged to insure pursuant to Paragraph 9.3 below) against damage by fire and the perils insured in the standard extended coverage endorsement. Lessor shall also, throughout the Lease Term, carry public liability insurance with respect to the ownership and operation of the Building.

         9.2 Lessee shall comply with all insurance regulations so the median fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal office building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within ten (10) days after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

                  9.2.1 Declare a default by Lessee, and thereupon the provisions of Section 12 shall apply; or

                  9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Lessee shall forthwith pay the cost thereof to Lessor as additional rent; and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply (Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the re-entry); or

                  9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent hereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessee acknowledges that it has no right to receive any proceeds from any insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

         9.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Lessee, Lessor, and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

                  9.3.1 Upon property of every description and kind owned by Lessee and located in the Building or for which Lessee is legally liable or which was installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures (excluding, however, those improvements, if any, installed


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by Lessor in accordance with paragraph 10.1 hereof), against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

                  9.3.2 Public liability insurance in an amount not less than $1,000,000.00 for any one occurrence; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above; and shall also include coverage for "Fire Legal" liability with respect to the Premises in an amount not less than $100,000 or such higher limits as Lessor may reasonably require from time to time.

                  9.3.3 Workers' compensation insurance in the amount required by law to protect Lessee's employees; and


         9.4 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Lessee shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor. Certificates evidencing renewals shall be delivered to Lessor no later than thirty (30) days after each renewal, as often as renewal occurs, and in no event less than thirty
(30) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

         9.5 Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or insurable (whether or not such insurance is obtained) in policies of fire and extended coverage insurance covering such property even if such loss or damage shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible (other than acts, such as intentional wrongdoing or criminal conduct, that are not waived in the standard waiver of subrogation provision in commercial property insurance at the time of the loss or damage).

    10.  ALTERATIONS AND IMPROVEMENTS.


         10.1 Lessor shall improve the Premises in accordance with working drawings to be approved by Lessee and Lessor prior to commencement of construction. The Premises will be prepared generally in accordance with the plans shown on EXHIBIT "C", attached hereto and by this reference made a part hereof. Lessor shall have such work performed promptly, diligently and in a good and workmanlike manner. Lessor shall provide Lessee with an allowance (the "Allowance") of FOUR HUNDRED SEVENTY NINE THOUSAND TWO HUNDRED SIXTY FOUR AND 50/100 ($479,264.50) or $22.14 per rentable square foot for the design and construction of the improvements to the Premises in accordance with such drawings, including, without limitation, all costs of design, all costs of materials and labor to install such improvements, and Lessor will pay all such costs as and when incurred by Lessor on a timely basis to the extent of the Allowance. If such costs should exceed the Allowance, then Lessee shall pay for all such costs in excess of the Allowance on the Commencement Date. Base Building Improvements shall not be included as part of the Allowance, or as improvements to the Premises and shall include the Building exterior walls, the roof, the exterior windows, one half of the demising wall between lessees, the building electrical transformer (excluding Lessee's electrical distribution panel), sprinkler system installation (excluding head relocation and drops), main trunk lines for sewer, concrete floor slab, and mini blinds.

         10.2 Lessee shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, delay or condition. Lessors consent is not required on nonstructural improvements which cost less than $5,000.00. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work.


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         10.3 Lessee shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within thirty (30) days after Lessee has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien, or such claim or notice thereof, to be discharged within the thirty-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon at the rate set forth in paragraph 2.2 hereof from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

         10.4 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in paragraph 9.3.1 hereof, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, and such improvements shall be on the Premises at the risk of Lessee only.

         10.5 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any act or omission of Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand at the rate set forth in paragraph 2.2 hereof.

     11. ASSIGNMENT OR SUBLETTING.


         11.1 Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the restrictive covenants described in Section 26 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent audited financial statements of the proposed assignee or subtenant a copy of the proposed sublease or assignment agreement, (to be followed by a copy of the fully executed document), and such other information as Lessor reasonably requires. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting. Sale of assets substantially all of the stock or assets of tenant will not be considered an assignment for the provision of this section.

         11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to


                                       8-
collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

    12.  DEFAULTS.

         12.1 In the event that (i) Lessee shall fail to pay the Base Rent or any other Amount Due for more than ten (10) days after its due date, or (ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building and such failure to comply continues for thirty (30) days after Lessor's written notice to Lessee thereof, or (iii) Lessee shall fail for more than thirty (30) days after written notice thereof from Lessor to Lessee to comply with any term, provision, condition or covenant of any other agreement between Lessor and Lessee; then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

                  12.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately upon expiration of ten (10) days from the date of the service upon Lessee of written notice to that effect, without any further notice or demand. In the event Lessor shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Lessee shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Lessor's former estate, and expel, remove, and put out of possession Lessee and its effects, using such help, assistance in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. Lessee shall indemnify Lessor for all loss, cost, expense, and damage which Lessor may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Lessor may, at its option, recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Premises (including, without limitation, reasonable attorneys' fees and cost of suit), (b) the unpaid rent earned at the time of termination, plus late charges and interest thereon at the rate specified in paragraph 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, and (d) any other sum of money and damages owed by Lessee to Lessor.

                  12.1.2 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand.

                  12.1.3 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid.

                  12.1.4 Recover any and all costs incurred by Lessor resulting directly or, indirectly, from the default, including but not limited to reasonable attorneys' fees.

         12.2 In the event of a default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including, without limitation, injunction and specific performance.

         12.3 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.


                                       9-

         13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Lessor elects to terminate this Lease as provided for in this Section, Lessee shall pay forthwith to Lessor as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Lessee acknowledges that said sum is reasonable and shall not be construed as a penalty.

    14.  DAMAGE AND CONDEMNATION.

         14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within one hundred eighty (180) days of the date of the event causing the damage, Lessor may, at Lessor's option, repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Paragraph 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred eighty (180) day period, Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred eighty
(180) days of the date of the event causing the damage, Lessor may by written notice to Lessee terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Paragraph 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the negligence or misconduct of Lessee, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

         14.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any portion thereof, then Lessor, at its option, may terminate this Lease upon ten (10) days' prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemn-


                                      10-
ing authority. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this Paragraph 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within one hundred eighty (180) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction within one hundred eighty (180) days after the date of physical taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term. Lessee may make a separate claim against the condemning authority so long as such claim does not diminish Lessors claim.


         14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (hereinafter collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred eighty (180) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred ninety (190) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred eighty (180) days.

    15.  TAXES.

         15.1 Subject to Lessee's obligation to pay its Proportionate Share thereof as a Shared Expense, Lessor shall pay all taxes, assessments and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof (herein called "Impositions"), levied, assessed or otherwise imposed by any lawful authority or payable with respect to the Land or the Building.

         15.2 If at any time during the Lease Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax, assessment, levy, fee or other charge: (i) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Premises and imposed upon Lessor; or (iii) measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based, shall be deemed to be included within the definition of "Impositions". The tax, levy, or other imposition to which reference is made hereinabove shall include sales, excise or similar taxes, but shall not include any net income, franchise,


                                      11-
estate or inheritance taxes imposed on Lessor.

         15.3 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Land, which tax or assessment is attributable to a portion of the Common Area being parking facilities available to the Lessee, its servants, agents, employees, invitees, licensees, contractors or subcontractors, such tax or assessment shall be included within the definition of "Impositions".

   16.   LIABILITY OF LESSOR.

         16.1 Subject to paragraph 9.5 hereof, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted assignee or subtenant hereunder; (b) any act or negligence of Lessee or any of the Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor. Lessee shall not be liable to Lessor, or Lessor's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use or condition of the Premises, or any sidewalks, entranceways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise. Any and all claims against Lessor for any damage referred to in this Section 16 are hereby waived and released by Lessee.

         16.2 Lessee expressly agrees to look solely to Lessor's interest in the Property for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors-in-interest.

         16.3 Subject to paragraph 9.5 hereof, Lessor shall indemnify, defend, and hold harmless Lessee, at Lessor's expense, against (a) any default by Lessor hereunder; (b) any negligence of Lessor or any of the Lessor Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises caused by Lessor. Lessor shall not be liable to Lessee, or Lessee's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants, contractors or employees.

     17. RIGHT OF ENTRY.

         17.1 Lessor reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any reasonable time with prior notice unless an emergency and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel, but Lessor shall not materially interfere with Lessee's normal operation except in case of an emergency. Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Paragraph 17.1 shall imply any duty on the part of Lessor to repair, maintain, alter, improve, or remodel.

         17.2 After notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers (with reasonable notice) or tenants within the last six (6) months of the Lease Term.

     18. BUILDING RULES AND REGULATIONS. Lessor reserves the right to establish reasonable rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time. Lessee shall comply with any rules and regulations established by Lessor pursuant to this Section 18. See EXHIBIT "D". Such building rules and regulations will be uniformly enforced.

     19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Lessee, or if this Lease should terminate for any cause, or if Lessee should be dispossessed after default,


                                      12-
if at the time of any such expiration, abandonment, termination or dispossession, Lessee or its assignees, subtenants, agents, servants, employees, contractors, or any other person controlled by Lessee or claiming under Lessee should leave any property of any kind or character in or upon the Premises, such property shall be the property of Lessor and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Lessor's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Lessee nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Lessor. Lessor, its agents or attorneys, shall have the right and authority without notice to Lessee or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of said property.

     20. OTHER INTERESTS.

         20.1 This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"). This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

         20.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

     21. INTENTIONALLY DELETED

     22. DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by February 1, 1999, rent shall abate until possession is given, but Lessor shall not be liable to Lessee for such failure, and the Commencement Date shall become the date on which possession is given. The Lease will be voidable by Lessee if improvements are not completed by April 1, 1999 if such delay is not caused by Lessee.

     23. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Lessee under Paragraph 2.1 hereof, as adjusted in accordance with paragraph 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the hold-over period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.


                                      13-

     24. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

     25. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

     26. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted. It is expressly acknowledged that all uses of the Building and Premises are subject to the covenants, conditions and restrictions of Technology Park filed at Deed Book 389, Page 636, Gwinnett, Georgia, records, as amended and extended.

     27. SIGNS. Lessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the Common Areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs. Lessee shall have the right to have its name placed upon the building monument sign that is shared with other Lessees of the building.

     28. INTENTIONALLY DELETED

     29. ESTOPPEL CERTIFICATE. Lessor and Lessee shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge, and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging, if true, that Lessee is paying rent on a current basis with no offsets or claims, and that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information (including but not limited to the most recent financial statements) reasonably required the requesting party. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or the requesting party or by any other person to whom it is addressed.

     30. SEVERABILITY. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

     31. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

     32. CUMULATIVE REMEDIES. In the event of any default, breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.


                                      14-

     33. PARKING AREAS AND COMMON AREA CONTROL.

     33.1 Lessee acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing Lessor does not materially and adversely affect ingress to and egress from the Building or the Premises. Lessee shall be entitled to 4.50 parking spaces per 1,000 rentable square feet leased and such parking is at no charge.

     33.2 Lessee and the Lessee Parties shall not use more than Lessee's proportionate share of the parking spaces in the parking areas made available to the Building by Lessor. Lessee covenants and agrees to fully cooperate with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas.










     34. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the United States mail, return receipt requested, addressed to the parties at the respective addresses set out below:

     If to Lessee: Prior to the Commencement Date: Fundtech Ltd.
                                                   5655 Spalding
                                                   Drive Norcross, Georgia 30092
                                                   Attention: Paul Citarella
                                                   Senior Vice President

                   After the Commencement Date:    Fundtech Ltd.
                                                   157 Technology Parkway
                                                   Norcross, Georgia 30092
                                                   Attention: Paul Citarella
                                                   Senior Vice President

     If to Lessor: c/o Technology Park/Atlanta, Inc.
                   Suite 150
                   11555 Medlock Bridge Road
                   Duluth, Georgia 30097
                   Attention:  President


or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Lessee at the last known address of Lessee.


                                      15-

     35. RECORDING. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

     36. ATTORNEYS' FEES. The prevailing party agrees to pay the other's reasonable attorneys' fees, collection costs, and other costs and expenses which Lessor or Lessee incurs in enforcing any of the obligations of Lessee or Lessor under this Lease.

     37. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead right and exemption.

     38. TIME OF ESSENCE. Time is of the essence of this Lease.

     39. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale.








     40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent, or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

     41. BROKERS' FEES. With the exception of Technology Park/Atlanta, Inc., broker representing Lessor and C. B. Richard Ellis, Inc., broker representing Lessee; Lessor and Lessee warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Lessor and Lessee hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof.

     42. MISCELLANEOUS.

         42.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

         42.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

         42.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

         For additional terms and stipulations of this Lease, if any, see EXHIBIT "E", attached hereto and by this reference incorporated herein.


                                      16-

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



                                 LESSOR:    TECHNOLOGY PARK/ATLANTA, INC.
                                            a Georgia Corporation


                                            BY: /s/ Richard R. O'Brien
                                                --------------------------

                                            NAME: Richard R. O'Brien
                                                  ------------------------
                                            TITLE: President
                                                  ------------------------



                                             [Corporate Seal]



                                 LESSEE:     FUNDTECH, LTD.



                                             BY: /s/ Michael Carus
                                                 --------------------------
                                             NAME: Michael Carus
                                                   ------------------------
                                             TITLE: Chief Financial Officer
                                                    -----------------------

                                             ATTEST: /s/ Paul Citarella
                                                    -----------------------
                                             NAME: Paul Citarella
                                                   ------------------------
                                             TITLE: Senior Vice President
                                                    -----------------------



                                             [Corporate Seal]



                                      17-

                              SCHEDULE OF EXHIBITS


                 EXHIBIT "A"                          Legal Description

                 EXHIBIT "B"                          Outline of Premises

                 EXHIBIT "C"                          General Plans

                 EXHIBIT "D"                          Rules and Regulations

                 EXHIBIT "E"                          Special Stipulations

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. As part of the initial improvements to the Premises, Lessor agrees to furnish Lessee two keys for each keyed door located within the Premises without charge. If the Building entrance and/or the primary entrance to the Premises is accessed with either a pass key or key card, Lessor agrees to furnish Lessee two pass keys or key cards (as the case may be) per 1,000 square feet of leased space. Any additional pass keys or key cards required by Lessee must be obtained from Lessor at a reasonable cost to be established by Lessor. Lessee shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Lessor's prior written consent. All keys and key cards to Premises shall be surrendered to Lessor upon termination of this Lease.

2. All contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, Building, or Property, including installation of telephones, computer wiring, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and equipment, or any other physical portion of the Premises, Building, or Property.

3. No signaling or telephonic devices, including antennae and satellite dishes, or other wires, cabling and instruments or devices shall be installed in connection with the Premises, Building, or Property without the prior written consent of Lessor. No advertising banners or balloons or any other items which require fastening to the Premises, Building, or Property are permitted without prior written consent from Lessor. Mechanical equipment, utility meters, and/or storage tanks will not be placed in or on the Premises, Building, or Property without Lessor's prior written approval.

4. Lessee shall not overload the floor of the Premises; safes and other heavy articles shall be placed by Lessee only in such manner as may be specified in writing by Lessor, and any damage done to the Building or Premises from overloading a floor, or injury to persons in moving safes or other heavy articles in or out of the Building or Premises, shall be paid for by the Lessee.

5. All moving activity into or out of the Building must be scheduled with the Lessor, and shall be under supervision of Lessor and carried out in a manner that shall comply with Lessor's Rules and Regulations. Lessee assumes, and shall indemnify Lessor against all loss, liability, cost, expense, risk or claim of damage or injury to persons and properties arising in connection with any said movement.

6. Lessee shall not place or use in or about the Premises, the Building, or the Property, any product causing objectionable odors such as but not limited to furniture refinish material, strong cleaners, gasoline, kerosene, oil, acids, caustics, or any flammable explosive, or hazardous material without the prior written consent of Lessor.

7. Lessee shall not use any method of heating or air-conditioning, other than that supplied by Lessor, without Lessor's prior written consent. Space heaters are an electrical fire hazard, and are not to be used in Lessee's Premises.

8. No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, ordinances, rules, and regulations. Lessee shall not use outdoor grills or cooking equipment, nor place picnic tables, tents, sports equipment, etc. in or about the Premises, without prior written approval from Landlord.

9. Lessee shall not, at any time, occupy any part of the Premises, the Building, or the Property as sleeping or lodging quarters.

10. No dogs, cats, fowl or other animals shall be brought into, or kept in or about the Premises, the Building, or the Property, except for those animals utilized to assist any persons with disabilities. Lessor should be notified in advance, and in writing, if any such animals will be utilized on a regular basis.

11. No Lessee, or their employees or invitee's, shall disturb occupants of the Building or the Property by the use of any radios, tape or cd players, or other musical instruments, or the making of objectionable noises by any unreasonable use.

         Office parties and functions should be limited to Lessee's Premises. (Catering services shall use service entrance and service elevator for deliveries.)

12. All canvassing, soliciting, and peddling in or about the Premises, the Building, or the Property is prohibited. Lessee, Lessee's employees, and Lessee's agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas, or disturb, solicit, or canvas any occupant of the Premises, the Building, or the Property. Lessor reserves the right to exclude or expel from the Property any person who, in Lessor's reasonable judgment, is under the influence of alcohol or drugs, or commits any act in violation of any of these Rules and Regulations.

13. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown or poured into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the Lessee who caused, or whose employees, agents, contractors, invitee's, or licences caused the breakage, stoppage, or damage.

14. None of the parking, plaza, recreation, or lawn areas, entries, passages, doors, elevators, hallways, or stairways shall be blocked or obstructed; nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas; nor shall these areas be used by Lessee's agents, employees, and/or invitee's at any time for purposes which are inconsistent with their designation by Lessor.

15. No signs of any type or description shall be erected, placed, or painted in or about the doors and windows, the building, or the grounds of the project or right-of-way of which the Premises are a part except those signs submitted to Lessor in writing and approved by Lessor in writing and which signs are in conformance with the park's protective covenants. No covers or awnings over or outside of the windows nor draperies or coverings hung inside the windows will be permitted without Lessor's prior written approval.

16. Lessee and its employees, agents, and invitee's shall park their vehicles only in those parking areas designated by Lessor and entirely within the lines. All directional signs, arrows, and posted speed limits must be observed. Bicycles, motorcycles or other mobile devices shall not be allowed or placed anywhere on the Property or in the Building, except for in those areas so designated. Parking is prohibited in areas not striped for parking, in aisles where "No Parking" signs are posted, on ramps, in crosshatched areas, and in other areas as may be designated by Lessor.

17. Lessee and its employees, agents, and invitee's shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, oil or damaging fluid leaks, out-of-date inspection stickers or license plates) on the Property. If Lessee or its employees, agents or invitee's park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after ticketing vehicle in violation, shall have the right to remove such vehicle at its owner's expense. No vehicle maintenance will be done on the Property without prior written consent of Lessor.

18. Lessee and its employees, agents, and invitee's shall park their vehicles in compliance with all parking rules and regulations, including any sticker or other identification system established by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and are not transferrable. Vehicles should be kept locked; any damage to vehicles or persons is assumed by the vehicle's owner or its driver.

19. Employees of Lessor shall not be responsible to carry messages from or to Lessee. Nor shall employees of Lessor contract with, or render free or paid service to any Lessee or to any of Lessee's agents, employees, or invitee's which service is not covered in this Lease, without prior written notice to Lessor.

20. Lessee shall comply with all safety, fire protection, and evacuation procedures and regulations established by Lessor or by any government agency. All Christmas trees placed in the Lessee's Premises must be fire-resistant artificial trees. Any lighting attached to trees or decorations must be UL approved and designated for the purpose being used. Installation of any decorations that could be deemed potential fire hazards requires prior written approval of Lessor. Decorations outside of Lessee's Premises would also require prior Lessor approval.

21. Lessor reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Lessor's judgement, may be necessary for:

            a. The management, safety, care, and cleanliness of the Premises,
               Building, and Property.

            b. The preservation of good; and

            c. The convenience of other occupants and tenants in the Premises,
               Building, and Property.

Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Lessor shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Lessor from enforcing those rules and Regulations against any other tenant of the Property. Lessee shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Lessee's occupancy of the Premises.

                                  EXHIBIT "E"

                              SPECIAL STIPULATIONS

RENEWAL OPTION

         So long as this Lease is in full force and effect and so long as Lessee is not then in default beyond any cure period under this Lease, Lessor hereby grants Lessee an option to extend the Original Lease Term for one (1) additional period of five (5) years by giving written notice to Lessor not more than nine
(9) months nor less than six (6) months prior to the expiration of the original Lease Term or the expiration of the first extension term, as the case may be.

         Except as otherwise provided herein, the Annual Base Rental during each of the extension terms will be the Fair Market Rental Value (as defined below) of the Premises as of the respective commencement date of each extension term prevailing for similar quality renewal or extension office space located in the Peachtree Corners, Atlanta, Georgia submarket.

         The "Fair Market Rental Value" of the Premises means the base rental that would be agreed to by a lessor and a lessee, each of whom is willing, but neither of whom is compelled, to enter into a lease renewal or extension transaction, and not taking into account any special tenant improvements, allowances, rent credits or any special uses or rights afforded to Lessee under the Lease in connection with the Premises, but shall take into account the following factors:

         i. Rental for comparable renewal or extension premises in comparable existing buildings (taking into consideration, but not limited to, use, location and floor level within the applicable building, definition of net rentable area, quality, age and location of the comparable buildings);

         ii.      The rentable area of the premises being leased;

         iii. The comparable renewal or extension premises shall not be sublease space and not subject to another tenant's expansion rights;

         iv.      The length of the pertinent rental term; and

         v.       The quality and creditworthiness of the Lessee.

If the Lessor and Lessee cannot agree upon the Fair Market Rental Value within six (6) months prior to the expiration of the Original Lease Term, then Lessee may either (a) rescind its exercise of the applicable extension option, or (b) cause three (3) appraisers (selected according to the provisions of the American Arbitration Association with MAI designations and a minimum of ten (10) years experience in the Atlanta office market) to determine the Fair Market Rental Value. The Fair Market Rental Value as agreed between the parties or as determined through arbitration shall be binding upon the parties. The cost of any arbitration shall be shared equally by Lessor and Lessee.

           There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing.

           Lessor shall have no obligation in the extended Lease Term to pay any building allowances, design allowances or similar items, to Lessee.

RIGHT OF FIRST REFUSAL.


         So long as this Lease remains in force and Lessee is not then in default under this Lease, if on or before Lessor receives a bona fide written offer (hereinafter called the "Refusal Lease Offer") to lease any of the contiguous portion of the Building to Lessee (hereinafter called the "Refusal Space") on terms and conditions acceptable to Lessor, then Lessor shall give Lessee written notice of the Refusal Lease Offer setting forth the terms and conditions thereof within ten (10) days of Lessor's receipt of such Refusal Lease Offer. Lessee shall have and Lessor hereby grants to Lessee a first right of refusal, exercisable at any time within five (5) days from the date of delivery by Lessor to Lessee of such notice, to include the Refusal Space within the Premises and under this Lease upon all of the terms and conditions set forth in the applicable Refusal Lease Offer subject to the last sentence of this Section. Lessee may elect to exercise its first right of refusal only by delivery of written notice of exercise to Lessor prior to the end of such five
(5) day period. Lessee shall use its good faith and reasonable efforts to respond in as short a time period as the circumstances dictate. Notwithstanding anything to the contrary herein, if Lessee elects timely to include such Refusal Space as a part of the Premises, then Lessee shall lease the Refusal Space for the remainder of the Lease Term on the terms contained in the bona fide offer, subject only to the terms contained herein with regard to any extensions of the term of this Lease.

         Notwithstanding anything to the contrary in this Section 43, Lessee is not entitled to exercise such first right of refusal unless Lessee is not in default under this Lease.

         Lessee may not assign its first right of refusal under this Section except to a Lessor-approved or deemed approved (which approval shall not be unreasonably withheld, delayed or conditioned) sublessee or assignee of all of Lessee's rights under this Lease and then only in conjunction with an assignment of this Lease.

         The Refusal Space will be provided to Lessee in its then existing condition.

         Lessee's obligation to pay the Annual Base Rental and Base Rent for such space shall commence on the earlier of (i) the commencement date provided for in the Refusal Lease Offer, or (ii) the date Lessee occupies any portion of such Refusal Space (not as a part of the build out, but for the purpose of operating for business).